UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 28, 2014

Friedman Industries, Incorporated

(Exact name of registrant as specified in its charter)

Texas	1-07521	74-1504405
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

19747 Hwy 59 N., Suite 200 Humble, Texas	77338
(Address of principal executive offices)	(Zip Code)

713-672-9433

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On August 28, 2014, Friedman Industries, Incorporated (the “Company”) held its Annual Meeting of Shareholders. At the meeting, the shareholders voted on the election of seven directors of the Company to hold office until the next Annual Meeting of Shareholders or until their respective successors are duly elected and qualified. The seven nominees of the Board of Directors of the Company were elected at the meeting. The number of shares voted for and withheld with respect to each of the nominees were as follows:

Nominee	Shares Voted For	Shares Withheld
William E. Crow	3,497,834	196,239
Durga D. Agrawal	3,533,709	160,364
Charles W. Hall	1,989,564	1,704,509
Alan M. Rauch	3,501,461	192,612
Max Reichenthal	3,523,026	171,047
Joel Spira	3,378,680	315,393
Joe L. Williams	2,115,515	1,578,558

The shareholders also voted on the following non-binding, advisory resolution regarding the compensation of the Company’s executive officers: “Resolved, that the shareholders approve the compensation of the Company’s Named Executive Officers as disclosed in the Company’s 2014 proxy statement pursuant to the disclosure rules of the U.S. Securities and Exchange Commission (which disclosure includes the Summary Compensation Table and related discussion).” The number of the shares that were voted for, voted against, or abstained from voting on the approval of the non-binding, advisory resolution regarding the compensation of the Company’s executive officers are as follows:

Shares
For	3,467,221
Against	157,838
Abstain	69,014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 29, 2014

FRIEDMAN INDUSTRIES, INCORPORATED

By:	/s/ Alex LaRue
Alex LaRue
Vice President, Secretary and Treasurer